SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2006

ALLIANCE  IMAGING,  INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-16609	33-0239910
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1900 S. State College Blvd., Suite 600

Anaheim, CA 92806

(Address of principal executive offices, including zip code)

(714) 688-7100

(Registrant’s telephone number, including area code)

Not Applicable

(Former address of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a – 12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01:  Entry Into a Material Definitive Agreement

2005 Annual Incentive Bonuses

On March 16, 2006, the Compensation Committee of the Board of Directors of Alliance Imaging, Inc. (the “Company”) authorized the payment of annual incentive (i.e., bonus) awards to each of the Company’s named executive officers and certain other officers and employees of the Company in respect of the year ended December 31, 2005.  The bonuses to each of the named executive officers are as follows:

Name and Title		2005 Bonus Payment
Paul S. Viviano	Chairman of the Board and CEO	$125,000
Andrew P. Hayek	President and COO	$125,000
Howard K. Aihara	Executive Vice President and Chief Financial Officer	$60,000
Christopher J. Joyce	Senior Vice President, General Counsel and Secretary	$50,000
Nicholas A. Poan	Vice President and Corporate Controller	$25,000

2006 Executive Incentive Plan

Additionally, the Compensation Committee adopted the 2006 Executive Incentive Plan (the “2006 Plan”) which provides incentive compensation for eligible executive officers of the Company in the form of cash bonus payments upon achievement of certain performance goals established by the Compensation Committee. The executive must be an employee of the Company on December 31, 2006 to be eligible to receive a bonus payment under the plan. The 2006 Plan establishes target bonus awards for the Chairman of the Board and Chief Executive Officer, President and Chief Operating Officer, and Executive Vice President and Chief Financial Officer equal to 85%, 75% and 75% of their respective 2006 base salaries. Actual awards under the plan can range from 0% to 175% of the executive’s target bonus award.

The Company intends to file a copy of the 2006 Executive Incentive Plan as an exhibit to its Form 10-Q to be filed with the Commission for the period ending March 31, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIANCE IMAGING, INC.

Date: March 21, 2006	By:	/s/ Paul S. Viviano
	Name:	Paul S. Viviano
	Title:	Chairman of the Board and Chief Executive Officer